Exhibit 10.8

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (“Amendment”) is entered into as of December 5, 2013 by and among UTi WORLDWIDE, INC., a BVI Business Company incorporated under the laws of the British Virgin Islands (the “Borrower”), BANK OF THE WEST, a California banking corporation (the “Lender”), and each of the Subsidiary Guarantors (as defined in the Credit Agreement identified below).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of June 24, 2011 by and among the Borrower, the Lender and each of the Subsidiary Guarantors party thereto (as amended by an Amendment No. 1 to Credit Agreement dated as of June 5, 2013, an Amendment No. 2 dated as of September 5, 2013 and as further amended, extended and replaced from time to time, the “Credit Agreement”), the Lender agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

B. The Lender and the Borrower desire to modify certain definitions and to modify limitations on Restricted Payments in the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments.

(a) Section 6.01 of the Credit Agreement is amended effective as of the date of this Amendment to amend and restate clause (j) at the end thereof to read as follows:

Monthly Statements. Promptly after the same are available and in any event within 30 days after the end of each calendar month through the Compliance Date and thereafter so long as the Borrower is required to deliver such statements to any other creditor of the Borrower or any Subsidiary, internally prepared on a non-GAAP basis: (i) a consolidated income statement of the Borrower and its Subsidiaries, for such calendar month; (ii) consolidated balance sheet of the Borrower and its Subsidiaries as of the last Business Day of such calendar month; (iii) schedule showing any outstanding revolving credit or letter of credit commitments, and any outstanding amounts under any debt agreement of the Borrower and its Subsidiaries as of the last Business Day of such calendar month; and (iv) consolidated statements of the balances of all accounts receivable owed to the Borrower and its Subsidiaries (other than intercompany receivables) and an account aging schedule, in each case including a schedule comparing those items described above with the same corresponding items shown in the related projections delivered pursuant to the preceding clause (i) wherever applicable.

(b) Section 7.03 of the Credit Agreement is amended and restated in its entirety effective as of August 1, 2013 to read as follows (and the Compliance Certificate is correspondingly revised):

Consolidated Total Debt Coverage. Except as otherwise set forth in the next succeeding sentence, the Borrower will ensure that the ratio of Consolidated Total Debt at any time to Consolidated EBITDA for the Measurement Period then ended or most recently ended, is not greater than 3.00 to 1.00. Notwithstanding the foregoing, (i) for the period from and including August 1, 2013 through and including January 30, 2014, the covenant set forth in the preceding sentence shall not be operative other than on October 31, 2013, on which date the Company will ensure that the ratio of Consolidated Total Debt to Consolidated EBITDA for the Measurement

Period then ended, is not greater than 3.50 to 1.00 and (ii) for the period from and including January 31, 2014 through and including July 30, 2014 the Company will ensure that the ratio of Consolidated Total Debt at any time to Consolidated EBITDA for the Measurement Period then or most recently ended, is not greater than 3.25 to 1.00.

(c) Section 7.12 of the Credit Agreement is amended and restated in its entirety effective as of October 31, 2013 to read as follows:

Minimum Debt Service Ratio. The Borrower will not permit the Debt Service Ratio to be, as of the end of any Measurement Period, (a) less than 2.25 to 1.00 for the Measurement Period ended October 31, 2013, and (b) less than 2.50 to 1.00 thereafter.

2. Effective Date. This Amendment shall be effective as of the date first written above upon the date when:

(a) the Lender shall have received this Amendment, duly executed by all parties signatory hereto;

(b) the Lender shall have received evidence satisfactory to the Lender that each Reference Agreement with Commerzbank AG, Nedbank acting through its London Branch, The Royal Bank of Scotland plc and the holders of the Borrower’s $150,000,000 Senior Unsecured Guaranteed Notes, Series A, due February 1, 2022 and U.S. $50,000,000 Senior Unsecured Guaranteed Notes, Series B, due February 1, 2020 has been amended on terms and conditions satisfactory to the Lender;

(c) the Borrower shall have paid to the Lender a non-refundable amendment fee of $50,000 which shall fully earned when paid; and

(d) the Borrower shall have paid to the Lender all reasonable out-of pocket expenses incurred by the Lender in connection with this Amendment and such other fees and expenses as the Lender shall require to be paid in connection with this Amendment.

3. Reaffirmation of the Loan Documents. Each Obligor by executing this Amendment as provided below, hereby affirms and agrees that:

(a) The execution and delivery by it of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Loan Documents to which it is party except to the extent expressly amended hereby,

(b) Except as expressly amended and waived hereby, the Loan Documents remain in full force and effect as written.

4. Representations and Warranties. Each Obligor by executing this Amendment as provided below, hereby represents and warrants to the Lender that:

(a) It has the requisite power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms except as limited by bankruptcy and similar laws and general principles of equity.

(c) After giving effect to this Amendment, there does not exist an Event of Default.

(d) None of such Persons has any existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Loan Documents, and the Loan Documents, as amended hereby, constitute valid, legal, binding and enforceable obligations of such Persons, as appropriate.

5. No Other Amendment. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect as written.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BANK OF THE WEST

By	/s/ Nino Cordoves
Vice President

UTi WORLDWIDE INC.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

UTI (AUST) PTY LIMITED
UTI BELGIUM N.V.
UTI LOGISTICS N.V.
UTI NETWORKS LIMITED
UTI, CANADA, INC.
UTI CANADA CONTRACT LOGISTICS INC.
UTI DEUTSCHLAND GMBH
UTI (HK) LIMITED
UTI GLOBAL SERVICES B.V.
UTI NEDERLAND B.V.
UTI TECHNOLOGY SERVICES PTE. LTD.
UTI WORLDWIDE (SINGAPORE) PTE LTD
SERVICIOS LOGISTICOS INTEGRADOS SLI SA
UTI IBERIA S.A.
UTI WORLDWIDE (UK) LIMITED
UTI INVENTORY MANAGEMENT SOLUTIONS INC.
CONCENTREK, INC.
INTRANSIT, INC.
MARKET TRANSPORT, LTD.
SAMMONS TRANSPORTATION, INC.
UTI, UNITED STATES, INC.
UTI INTEGRATED LOGISTICS, LLC
KABUSHIKI KAISHA UTI

By	/s/ Lance D’Amico
Authorized Signatory

GODDARD COMPANY LIMITED
PYRAMID FREIGHT (PROPRIETARY) LIMITED
UTI INTERNATIONAL INC.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)